Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]
         For Immediate Release

         Contact: Patrick A. Reynolds
                  Director of Investor Relations
                  (706) 649-4973

     Synovus Financial Corp.(R)Reports 18.7% Increase in Net Income for 2001

         Net Interest Income and TSYS Income Growth Drive Profitability

         Columbus, Ga., January 16, 2002 -- Synovus Financial Corp. (NYSE: "SNV"), the Columbus, Ga.-based multi-financial services company, today announced net income was $311.6 million for 2001, up 18.7%, and $85.2 million for the fourth quarter of 2001, up 14.1%, compared to $262.6 million and $74.7 million, for the same periods in 2000. Diluted earnings per share were $1.05 for the year, up 15.1% over last year's $0.92. For the fourth quarter, diluted earnings per share were $0.29, an increase of 11.0% over $0.26 per share for the same period in 2000. Major contributors to the growth in net income include strong growth in loans and fee income. An improving net interest margin and expense management also positively impacted the growth in net income.

         "We are very pleased to report record earnings for 2001 and excellent fourth quarter results," said James H. Blanchard, Synovus Financial Corp. Chairman and Chief Executive Officer. "Our outstanding loan growth of 15.5% over last year, coupled with continued strong credit quality, added substantially to our excellent results. TSYS increased net income by 36.5% over the fourth quarter last year and 20.2% over the full year 2000. Bank fee income increased by 21.0%, with mortgage revenue leading the way with a 76.0% increase over last year."

         Blanchard continued, "Our vision is for Synovus to be the finest financial services company in the world. We believe that our current strategies, team members, technological advantages, and our strong balance sheet position us well for future earnings growth. Notwithstanding the tragedy of September 11th and evolving economic conditions, we are cautiously optimistic that the Southeastern economy will support our earnings per share growth targets. Considering these factors, we presently anticipate our earnings per share growth for 2002 and 2003 to be in the 15-18% range."

         Return on assets for the quarter was 2.11% and return on equity was 20.51%, as compared to 2.09% and 21.75%, respectively, for the fourth quarter 2000. For 2001, return on assets was 2.03% and return on equity was 20.13% as compared to 1.95% and 20.14%, respectively, in 2000. Total assets ended the quarter at $16.7 billion, an increase of 11.7% from the same period last year. Shareholders' equity at December 31, 2001, was $1.695 billion, which represented 10.17% of quarter-end assets.


                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com



Synovus Financial Corp.(R)Reports 18.7% Increase in Net Income for 2001/p. 2

         Asset quality remained strong during the fourth quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.54%, the allowance for loan losses was 1.38% of loans, and net charge-offs were 0.39% of average loans for the fourth quarter, as compared to 0.52%, 1.38%, and 0.27%, respectively, last year. Net charge-offs for the full year were 0.30% of average loans compared to 0.24% for 2000. The allowance for loan losses provides coverage of 331% of nonperforming loans.

         Synovus banking operations' revenues increased 14.7% over 2000, while net income increased 18.4% over last year. Return on assets for 2001 was 1.52% and return on equity was 19.21%, compared to 1.46% and 19.18%, respectively, in 2000. Net interest income increased by 12.5% versus 2000, due to net loan growth of 15.5% and a net interest margin of 4.65% for the year and 4.80% in the fourth quarter. Banking operations' non-interest income grew 21.0%, with increases in mortgage banking of 76.0%, service charges on deposits of 13.9%, trust revenues of 19.4%, credit card fees of 10.7%, and brokerage revenues of 1.9% over 2000. Synovus Wealth Management revenues grew 22% over last year including acquisitions completed during the year. Creative Financial Group, acquired in the first quarter, added $4.5 million in revenue to Synovus Wealth Management for 2001. Total banking operations' non-interest income as a percentage of banking revenues -- excluding securities gains/losses -- was 28.1% for the year up from 26.7% in 2000. G&A expenses were up 11.5% for the year, due primarily to the funding of incentive compensation plans in 2001 which were significantly reduced in 2000. The fundamental G&A expense growth for the year was 6.7%. The efficiency ratio for the year was 53.8% versus 55.4% for 2000.

         TSYS reported net income of $102.9 million for 2001, a 20.2% increase in net income over the same period last year. TSYS expects an increase of net income for 2002 over 2001 of at least 20%. With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses -- was 59.8% of revenues for the full year 2001.

         Synovus will host an earnings highlights conference call at 4:15 ET, on January 16, 2002. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

         Synovus Financial Corp. (NYSE: "SNV") is a multi-financial services company with more than $16.7 billion in assets based in Columbus, Ga. Synovus is composed of 38 banks in Georgia, Alabama, South Carolina and Florida; an 81.1-percent stake in Total System Services, Inc. (NYSE: "TSS") (www.tsys.com), one of the world's leading payment services providers; Synovus Wealth Management, a marketing unit for securities, trust, insurance and private banking services; Synovus Mortgage Corp.; and Synovus Leasing Services. Synovus is No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. See Synovus on the Web at www.synovus.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share for 2002 and 2003, and TSYS' expected growth in net income for 2002. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in


                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com


Synovus Financial Corp.(R) Reports 18.7% Increase in Net Income for 2001/p. 3

prevailing interest rates; the timely development and offering of competitive new products and services and the acceptance of such by customers; the growth and profitability of Synovus' non interest or fee income, including changes in income derived from TSYS, being less than expected; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; Synovus' inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that could impact Synovus or TSYS or its major customers' operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.























                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com


 Synovus Financial Corp.

  INCOME STATEMENT                                          Twelve Months Ended
  (Amounts in thousands, except per share data)                December 31,
                                                     -------------------------------------------------
                                                              2001               2000          Change
                                                     -------------------------------------------------
  Interest Income (Taxable Equivalent)               $   1,138,137          1,103,852         3.1 %
  Interest Expense                                         501,097            535,473        (6.4)
                                                     -------------     --------------     ---------

  Net Interest Income (Taxable Equivalent)                 637,040            568,379        12.1
  Tax Equivalent Adjustment                                  7,249              6,047        19.9
                                                     -------------     --------------     ---------
  Net Interest Income                                      629,791            562,332        12.0
  Provision for Loan Losses                                 51,673             44,341        16.5
                                                     -------------     --------------     ---------
  Net Interest Income After Provision                      578,118            517,991        11.6
                                                     -------------     --------------     ---------
  Non-Interest Income:
      Data Processing                                      643,566            580,969        10.8
      Service Charges on Deposits                           86,539             76,002        13.9
      Fees For Trust Services                               26,509             22,204        19.4
      Brokerage Revenue                                     16,363             16,063         1.9
      Mortgage Banking Income                               38,272             21,741        76.0
      Credit Card Fees                                      21,184             19,129        10.7
      Securities Gains (Losses)                              1,722                781       120.5
      Other Fee Income                                      17,199             15,110        13.8
      Other Non-Interest Income                             86,343             81,514         5.9
                                                     -------------     --------------     ---------
  Total Non-Interest Income                                937,697            833,513        12.5
                                                     -------------     --------------     ---------
  Non-Interest Expense:
     Personnel Expense                                     566,084            495,477        14.3
     Occupancy & Equipment Expense                         235,652            225,675         4.4
     Other Non-Interest Expense                            204,227            202,122         1.0
                                                     -------------     --------------     ---------
  Total Non-Interest Expense                             1,005,963            923,274         9.0
                                                     -------------     --------------     ---------
  Minority Interest in Consolidated Subsidiaries            19,859             16,495        20.4
  Income Before Taxes                                      489,993            411,735        19.0
  Income Tax Expense                                       178,377            149,178        19.6
                                                     -------------     --------------     ---------
  Net Income                                               311,616            262,557        18.7
                                                     =============     ==============     =========
  Basic Earnings Per Share                                    1.07               0.93        15.9
  Diluted Earnings Per Share                                  1.05               0.92        15.1
  Dividends Declared Per Share                                0.51               0.44        15.9

  Return on Assets                                            2.03               1.95           8 bp
  Return on Equity                                           20.13              20.14         (1)
  Average Shares Outstanding - Basic                       290,304            283,552         2.4 %
  Average Shares Outstanding - Diluted                     295,850            286,882         3.1

  bp - change is measured as difference in basis points.

 Synovus Financial Corp.

  INCOME STATEMENT
  (Amounts in thousands, except per share data)                                2001                          2000      4th Quarter
                                                  ----------------------------------------------------------------   -------------
                                                        Fourth         Third       Second      First        Fourth     '01 vs. '00
                                                       Quarter        Quarter      Quarter     Quarter      Quarter       Change
                                                  ----------------------------------------------------------------   -------------
  Interest Income (Taxable Equivalent)          $       271,378        282,587     289,867     294,305      296,527       (8.5)%
  Interest Expense                                       98,716        122,035     134,146     146,200      151,430      (34.8)
                                                  --------------  ------------   ---------  ----------   ----------   ------------
  Net Interest Income (Taxable Equivalent)              172,662        160,552     155,721     148,105      145,097       19.0
  Tax Equivalent Adjustment                               1,890          1,834       1,833       1,692        1,555       21.5
                                                 --------------  -------------  ---------   ----------   ----------   ------------
  Net Interest Income                                   170,772        158,718     153,888     146,413      143,542       19.0
  Provision for Loan Losses                              16,717         10,799      13,170      10,987       11,096       50.7
                                                 --------------  -------------  ---------   ----------   ----------   ------------
  Net Interest Income After Provision                   154,055        147,919     140,718     135,426      132,446       16.3
                                                 --------------  -------------  ---------   ----------   ----------   ------------
  Non-Interest Income:
      Data Processing                                   169,135        163,692     160,437     150,302      149,611       13.0
      Service Charges on Deposits                        24,182         21,152      21,168      20,037       20,288       19.2
      Fees For Trust Services                             7,294          6,637       6,788       5,790        5,649       29.1
      Brokerage Revenue                                   4,020          3,858       4,159       4,326        4,242       (5.2)
      Mortgage Banking Income                            10,668          8,938      10,197       8,469        6,146       73.6
      Credit Card Fees                                    5,878          5,553       5,341       4,412        5,971       (1.6)
      Securities Gains (Losses)                             539            337         428         418          711      (24.2)
      Other Fee Income                                    4,613          4,109       4,140       4,337        4,335        6.4
      Other Non-Interest Income                          23,491         16,883      20,080      25,889       26,082       (9.9)
                                                 --------------  -------------  ----------  ----------   ----------   ------------
  Total Non-Interest Income                             249,820        231,159     232,738     223,980      223,035       12.0
                                                 --------------  -------------  ----------  ----------   ----------   ------------
  Non-Interest Expense:
     Personnel Expense                                  152,920        141,455     137,441     134,268      121,658       25.7
     Occupancy & Equipment Expense                       59,749         58,088      60,541      57,274       60,945       (2.0)
     Other Non-Interest Expense                          51,861         50,711      51,061      50,594       51,598        0.5
                                                 --------------  -------------  ----------  ----------   ----------   ------------
  Total Non-Interest Expense                            264,530        250,254     249,043     242,136      234,201       12.9
                                                 --------------  -------------  ----------  ----------   ----------   ------------
  Minority Interest in Consolidated Subsidiaries          5,651          4,976       5,027       4,205        4,178       35.3
  Income Before Taxes                                   133,694        123,848     119,386     113,065      117,102       14.2
  Income Tax Expense                                     48,483         44,943      43,771      41,180       42,420       14.3
                                                 --------------  -------------  ----------  ----------   ----------   ------------
  Net Income                                             85,211         78,905      75,615      71,885       74,682       14.1
                                                 ==============  =============  ==========  ----------   ----------   ------------


  Basic Earnings Per Share                                 0.29           0.27        0.26        0.25         0.26       11.0
  Diluted Earnings Per Share                               0.29           0.27        0.26        0.25         0.26       11.0
  Dividends Declared Per Share                             0.13           0.13        0.13        0.13         0.11       15.9

  Return on Assets                                         2.11 %         2.02 %      2.00 %      1.97 %       2.09 %        2 bp
  Return on Equity                                        20.51          19.93       19.96       20.08        21.75       (124)
  Average Shares Outstanding - Basic                    292,271        290,868     290,315     287,707      284,423        2.8 %
  Average Shares Outstanding - Diluted                  296,556        297,357     296,218     293,248      288,559        2.8

  bp - change is measured as difference in basis points.

 Synovus Financial Corp.

  SELECTED BALANCE SHEET DATA
  (Amounts in thousands, except per share data)                              2001                              2000     4th Quarter
                                                 -------------------------------------------------------------------    -----------
                                                       Fourth         Third       Second          First       Fourth    '01 vs. '00
                                                       Quarter       Quarter      Quarter         Quarter     Quarter       Change
                                                 -------------------------------------------------------------------    -----------
  Total Assets                                    $   16,657,947   15,781,130  15,654,130      15,181,807  14,908,092         11.7 %
  Investment Securities                                2,088,287    2,087,135   2,065,125       2,063,315   2,077,928          0.5
  Loans (net of unearned income)                      12,417,917   11,852,572  11,604,690      11,155,864  10,751,887         15.5
  Total Deposits                                      12,146,198   11,525,774  11,561,515      11,487,328  11,161,710          8.8
      Demand Deposits                                  1,984,524    1,750,644   1,822,591       1,725,783   1,726,817         14.9
      Certificates of Deposit                          5,183,225    5,200,227   5,238,816       5,368,835   5,132,065          1.0
      Savings Accounts                                   420,311      422,393     420,520         423,292     404,806          3.8
      NOW Accounts                                     1,916,259    1,677,840   1,717,637       1,638,446   1,749,971          9.5
      Money Market                                     2,641,879    2,474,670   2,361,951       2,330,972   2,148,051         23.0

  Shareholders'  Equity                                1,694,946    1,618,271   1,550,559       1,501,444   1,417,171         19.6

  Book Value Per Share                                      5.75         5.56        5.34            5.18        4.98         15.5
  Equity to Assets                                         10.17        10.25        9.91            9.89        9.51          66 bp
  Loan to Deposit Ratio                                   102.24       102.84      100.37           97.11       96.33          591
  Demand Deposits / Total Deposits                         16.34        15.19       15.76           15.02       15.47           87
  Common Shares Outstanding                              294,674      291,057     290,615         289,766     284,643          3.5 %

  CREDIT QUALITY DATA
  (Dollars in thousands)                                                     2001                              2000     4th Quarter
                                                 -------------------------------------------------------------------    -----------
                                                       Fourth         Third       Second          First       Fourth    '01 vs. '00
                                                       Quarter       Quarter      Quarter         Quarter     Quarter       Change
                                                 -------------------------------------------------------------------    -----------
  Nonperforming  Loans                            $       51,585       49,197      40,168          42,221      41,709         23.7 %
  Other Real Estate                                       15,867       14,720      16,458          12,309      13,898         14.2
  Nonperforming  Assets                                   67,452       63,917      56,626          54,530      55,607         21.3
  Allowance for Loan Losses                              170,769      162,117     159,600         153,916     147,867         15.5

  Net Charge-Offs  -  Quarter                             12,023        8,280       7,486           7,198       7,203         66.9
  Net Charge-Offs  -  YTD                                 34,988       22,965      14,684           7,198      24,032         45.6
  Net Charge-Offs / Average Loans  -  Quarter               0.39         0.28        0.26            0.26        0.27          12 bp
  Net Charge-Offs / Average Loans  -  YTD                   0.30         0.27        0.26            0.26        0.24            6

  Nonperforming Loans / Loans & ORE                         0.42         0.42        0.35            0.38        0.39            3
  Nonperforming Assets / Loans & ORE                        0.54         0.54        0.49            0.49        0.52            2
  Allowance / Loans                                         1.38         1.37        1.38            1.38        1.38           --

  Allowance / Nonperforming Loans                         331.04       329.52      397.33          364.55      354.52        (2,348)
  Allowance / Nonperforming Assets                        253.17       253.64      281.85          282.26      265.91        (1,274)

  bp - change is measured as difference in basis points.


 Synovus Financial Corp.

 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                                 2001                         2000           Twelve Months Ended
                                     --------------------------------------------------------------    -----------------------------
                                            Fourth        Third        Second     First      Fourth              December 31,
                                           Quarter       Quarter      Quarter    Quarter    Quarter          2001           2000
                                     --------------------------------------------------------------    -----------------------------
 Interest Earning Assets
-----------------------------------
 Investment Securities                 $  2,025,366     2,011,548    2,023,000  2,019,418  2,066,747   $  2,019,826      2,070,174
     Yield                                     6.19 %        6.34         6.38       6.49       6.44           6.35 %         6.37

 Loans, Net                            $ 11,967,899    11,498,072   11,183,502 10,875,712 10,481,789   $ 11,384,608      9,834,105
     Yield                                     7.79 %        8.50         9.05       9.58       9.84           8.70 %         9.74

 Mortgage Loans Held for Sale          $    262,476       181,372      204,998    143,613    107,266   $    198,395        101,010
     Yield                                     6.78 %        7.34         7.36       7.43       7.93           7.17 %         8.01

 Federal Funds Sold                    $     40,360       110,100      105,411    116,245    100,231   $     92,869         86,730
     Yield                                     3.73 %        3.80         4.61       5.90       6.73           4.67 %         6.50

 Time Deposits with Banks              $      3,561         4,087        6,234      5,598      3,315   $      4,862          2,062
     Yield                                     2.29 %        3.62         5.40       5.05       6.88           4.35 %         7.95

-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets         $ 14,299,662    13,805,179   13,523,145 13,160,586 12,759,348   $ 13,700,560     12,094,081
     Yield                                     7.54 %        8.13         8.59       9.05       9.25           8.31 %         9.13
-----------------------------------------------------------------------------------------------------------------------------------

 Interest Bearing Liabilities
-----------------------------
 Time Deposits Over $100,000           $  2,596,808     2,583,032    2,651,781  2,655,281  2,541,805   $  2,621,460      2,203,775
     Rate                                      4.51 %        5.28         5.86       6.45       6.62           5.53 %         6.27

 Time Deposits Under $100,000          $  2,526,555     2,602,377    2,653,134  2,653,402  2,553,801   $  2,608,502      2,492,611
     Rate                                      4.78 %        5.48         5.94       6.19       6.15           5.60 %         5.76

 Other Interest Bearing Deposits       $  4,777,271     4,459,166    4,310,544  4,159,123  3,942,170   $  4,428,309      3,770,102
     Rate                                      1.56 %        2.44         2.88       3.55       3.90           2.57 %         3.68

 Federal Funds Purchased               $  1,334,622     1,207,804    1,084,710    939,064  1,163,725   $  1,142,815      1,240,160
     Rate                                      2.00 %        3.48         4.23       5.59       6.48           3.65 %         6.18

 Other Short-Term Borrowings           $      8,707        20,228        6,530      8,687      6,935   $     11,063          8,823
     Rate                                      2.16 %        3.24         3.97       5.14       6.43           3.50 %         5.89

 Other Borrowings                      $    963,619       923,290      884,027    867,715    719,639   $    909,963        578,366
     Rate                                      5.38 %        5.74         6.14       6.38       6.33           5.91 %         6.27
-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities    $ 12,207,582    11,795,897   11,590,726 11,283,272 10,928,075   $ 11,722,112     10,293,837
     Rate                                      3.20 %        4.10         4.63       5.24       5.49           4.27 %         5.18
------------------------------------------------------------------------------------------------------------------------------------

 Non-Interest Bearing Demand Deposits  $  1,755,795     1,693,111    1,691,382  1,634,027  1,562,935   $  1,693,910      1,562,096
 Shareholders' Equity                  $  1,647,933     1,570,921    1,519,296  1,451,560  1,365,732   $  1,548,030      1,303,634
 Total Assets                          $ 16,024,208    15,474,907   15,194,239 14,792,026 14,224,874   $ 15,375,004     13,466,385

------------------------------------------------------------------------------------------------------------------------------------
 Spread                                        4.33 %        4.03         3.96       3.81       3.76           4.04 %         3.94
 Net Interest Margin                           4.80 %        4.62         4.61       4.55       4.53           4.65 %         4.70
------------------------------------------------------------------------------------------------------------------------------------